Exhibit (p)(1)

ADVISORSHARES TRUST

Code of Ethics

1.	BACKGROUND

AdvisorShares Trust (the “Trust”) has adopted this code of ethics (the “Code”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”). Rule 17j-1 also requires the Trust’s investment advisor and investment sub-advisors (each, an “Advisor” and collectively, the “Advisors”) and, if applicable, its principal underwriter to adopt a written code of ethics, which code must be approved by the Board of Trustees of the Trust (the “Board”), and to report to the Board any issues arising under the code. The Board may only approve a code of ethics after it has made a determination that the code of ethics contains provisions designed to prevent Access Persons (defined below) from engaging in fraud. In addition, Investment Personnel (defined below) are subject to pre-approval procedures with respect to their investment in securities offered through an Initial Public Offering (defined below) or Limited Offering (defined below).

To meet the requirements of Rule 17j-1, the Code includes a procedure for detecting and preventing material trading abuses and requires Access Persons to report personal securities transactions on an initial, quarterly, and annual basis (the “Reports”). The Trust’s Chief Compliance Officer (“CCO”) shall receive and review Reports and pre-approval requests submitted in accordance with Sections 4 and 6 below and report to the Board any violations of the Code in accordance with Section 7 below. If an Access Person or Investment Personnel is also subject to the code of ethics of any of the Trust’s Advisors or, if applicable, its principal underwriter, such Access Person or Investment Personnel may submit Reports and pre-approval requests pursuant to such code of ethics, rather than to the CCO pursuant to this Code, so long as such code of ethics complies with Rule 17j-1 and, if applicable, Rule 204A-1 under the Investment Advisers Act of 1940, and the CCO is provided with copies of such Reports and pre-approval requests promptly upon request.

References to the Trust in this Code also refer to each of the Trust’s series.

2.	DEFINITIONS

Access Person. (i) Any trustee, officer, general partner or Advisory Person of the Trust or any of the Trust’s Advisors; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

Advisory Person. (i) Any trustee, officer, general partner employee of the Trust or any of the Trust’s Advisors (or of any company in a control relationship to the Trust or any of the Trust’s Advisors) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Trust or to any of the Trust’s Advisors who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

Control. Has the same meaning as in Section 2(a)(9) of the 1940 Act.

Covered Security. A security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end investment companies registered under the 1940 Act.

Initial Public Offering. An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel. (i) Any employee of the Trust or any of the Trust’s Advisors (or of any company in a control relationship to the Trust or any of the Trust’s Advisors) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls the Trust or any of the Trust’s Advisors and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

Limited Offering. An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Purchase or Sale of a Covered Security. Includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security Held or to be Acquired. Means (i) any Covered Security that, within the most recent 15 days, is or has been held by the Trust or is being or has been considered by the Trust or any of the Trust’s Advisors for purchase by the Trust; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

Automatic Investment Plan. A program in which the regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation and includes a dividend reinvestment plan.

3.	GENERAL PROHIBITIONS UNDER THE RULE

Rule 17j-1 prohibits fraudulent activities by affiliated persons of the Trust, its Advisors, or its principal underwriter. Specifically, it is unlawful for any of these persons, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Trust, to:

(a)	employ any device, scheme or artifice to defraud the Trust;

(b)	make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; or

(d)	engage in any manipulative practice with respect to the Trust.

4.	ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the CCO for themselves and any immediate family member residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the CCO.

(a)	Initial Holdings Report. No later than ten days after becoming an Access Person (and the information must be current as of a date no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)	the title and type of security, number of shares and principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(3)	the date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Exhibit 1.

(b)	Quarterly Transaction Reports. No later than thirty days after the end of each calendar quarter, each Access Person must report the following information:

(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(i)	the date of the transaction, the title, the interest rate and maturity date, the number of shares and the principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition);

(iii)	the price of the Covered Security at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	the date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	the name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Exhibit 2.

(c)	Annual Holdings Reports. Annually, the Access Person must report the following information (and the information must be current as of a date no more than 45 days before the report is submitted):

(1)	the title, number of shares and principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the Annual Holdings Report is attached as Exhibit 1.

5.	EXCEPTIONS TO CODE OF ETHICS AND REPORTING REQUIREMENTS

(a)	Principal Underwriter. A principal underwriter to the Trust is not required to adopt a code of ethics pursuant to Rule 17j-1 unless (i) the principal underwriter is an affiliated person of the Trust or of any Advisor to the Trust or (ii) an officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Trust or of any Advisor to the Trust. In addition, an Access Person of the Trust’s principal underwriter is not required to make any Reports if the principal underwriter:

(1)	is not an affiliated person of the Trust or any Advisor to the Trust.

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any Advisor to the Trust.

(b)	Independent Trustee. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act (an “Independent Trustee”) is not required to:

(1)	file an Initial Holdings Report or Annual Holdings Report; and

(2)	file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that the Trust purchased or sold the Covered Security, or the Trust or its Advisors considered purchasing or selling the Covered Security.

(c)	No person shall be required to make any Reports with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(d)	No person shall be required to file a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

6.	PRE-APPROVAL OF CERTAIN TRANSACTIONS

Investment Personnel of the Trust and any of its Advisors must obtain approval from the CCO or the applicable Advisor before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or Limited Offering.

7.	ADMINISTRATION OF THE CODE OF ETHICS -- REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	Each of the Trust, its Advisors, and, if applicable, its principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

(b)	The CCO shall identify all Access Persons who are required to make Reports to the Trust pursuant to this Code and inform such persons of such obligation. Any failure by the CCO to notify any person of his or her obligations under this Code shall not relieve such person of his or her obligations.

(c)	The CCO shall compare all Reports submitted directly pursuant to this Code with completed and contemplated portfolio transactions of the Trust to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.

(d)	No Access Person shall review his or her own Reports. The CCO shall appoint an alternate to review his or her Reports if the CCO is also an Access Person.

(e)	On an annual basis, each of the Trust, its Advisors, and, if applicable, its principal underwriter, shall submit to the Board a written report (i) describing any issues arising under its code of ethics or its underlying procedures, including information about any material violations of the code or procedures and any sanctions imposed in response to such violations and (ii) certifying that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics.

8.	SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the CCO or the Board as may be appropriate under the circumstances to achieve the purpose of Rule 17j-1, including, but not limited to: (1) written reprimand; (2) reversal of the trade; (3) restitution of a particular amount of money to the Trust; (4) suspension from employment; and/or (5) termination from employment.

9.	RECORDKEEPING REQUIREMENTS

In accordance with Rule 17j-1, the Trust shall maintain records at its principal place of business in the manner and to the extent set forth below:

(a)	A copy of each code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

(b)	A record of any violation of the code of ethics and of any action taken as a result of the violation must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation.

(c)	A copy of each report made by an Access Person, including any information provided in lieu of the reports, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible.

(d)	A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

(e)	A copy of each annual report to the Board must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities offered in an Initial Public Offering or a Limited Offering, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

Adopted May 24, 2016

Revised August 21, 2024

Exhibit 1

Initial Holdings Report & Annual Holdings Report

(Complete initial within ten days of becoming an Access Person)

(Information current within 45 days of becoming Access Person and of submitting annual Report)

Date:

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements.

1. HOLDINGS

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2. BROKERAGE ACCOUNTS

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Reviewed:
(Chief Compliance Officer signature)

Date:

Exhibit 2

Quarterly Transaction Report

(Submit within thirty days of the quarter-end)

Date:

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements.

1. TRANSACTIONS

Name of Covered Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Reviewed:
(Chief Compliance Officer signature)

Date:

Exhibit 3

Access Person Certification

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, the AdvisorShares Trust Code of Ethics.

By:
Name:
Title:
Organization:
Date:

Adopted ___________, 2016